PURCHASE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE  I  -  PURCHASE  AND  SALE  OF  SELLER  EQUITY
Section  1.1     Seller  Equity                                               1
Section  1.2     Purchase  Price                                              2
Section  1.3     Adjustment  to  Purchase  Price                              4
Section  1.4     Allocation                                                   5
Section  1.5     Employment  Agreement                                        5

ARTICLE  II  -  CLOSING
Section  2.1     Time  and  Place  of  the  Closing                           5
Section  2.2     Procedure  at  the  Closing                                  5

ARTICLE  III  -  REPRESENTATIONS  AND  WARRANTIES  OF  THE  SELLER
Section  3.1     Sellers'  Representations  and  Warranties                   9
Section  3.1.1   Organization;  Power  and  Authority;  Subsidiaries          9
Section  3.1.2   Due  Authorization;  Binding  Obligation;
                 No  Conflicts;  Consents                                    10
Section  3.1.3   Company  Capital  Structure;  Sellers                       11
Section  3.1.4   Financial  Statements                                       12
Section  3.1.5   Real  Estate                                                12
Section  3.1.6   Franchise  Rights                                           13
Section  3.1.7   Good  Title  to  and  Condition  of  the  Assets            14
Section  3.1.8   Licenses  and  Permits                                      14
Section  3.1.9   Documents  of  and  Information  with  Respect  to  the
                 Companies                                                   14
Section  3.1.10  Litigation                                                  15
Section  3.1.11  No  Adverse  Change                                         15
Section  3.1.12  Absence  of  Certain  Acts  or  Events                      16
Section  3.1.13  Compliance  with  Laws                                      17
Section  3.1.14  Environmental  Matters                                      17
Section  3.1.15  Labor  Relations                                            18
Section  3.1.16  Employee  Benefits                                          18
Section  3.1.17  Securities  Representation                                  19
Section  3.1.18  Tax  Matters                                                19
Section  3.1.19  Proprietary  Rights                                         19
Section  3.2     Disclaimer  of  Other  Representations  and  Warranties     20
Section  3.3     Broker's  Fee                                               20

ARTICLE  IV  -  REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASER
Section  4.1     General     20
Section  4.2     Organization,  Power  and  Authority                        20
Section  4.3     Due  Authorization;  Binding  Obligations;  No Conflict     20
Section  4.4     Litigation                                                  21
Section  4.5     Seller  Shares                                              21
Section  4.6     Accuracy  of  SEC  Documents                                21
Section  4.7     Broker's  Fee                                               21

ARTICLE  V  -  ADDITIONAL  COVENANTS  OF  THE  SELLER
Section  5.1     Conduct  of  Business  Pending  the  Closing                22
Section  5.2     Access  to  Properties  and  Records                        22
Section  5.3     Retention  of  Seller  Equity                               23
Section  5.4     Best  Efforts                                               23

ARTICLE  VI  -  ADDITIONAL  COVENANTS  OF  THE  PURCHASER
Section  6.1     Best  Efforts                                               23
Section  6.2     Additional  Information                                     23
Section  6.3     Satisfaction  of  Debt                                      23

ARTICLE  VII  -  ADDITIONAL  MUTUAL  COVENANTS
Section  7.1     No  Disclosure                                              23
Section  7.2     Seller  Tax  Distribution                                   24
Section  7.3     Cooperation  to  Effect  Company                            24

ARTICLE  VIII  -  CONDITIONS  TO  OBLIGATIONS  OF  THE  PURCHASER
Section  8.1     Accuracy  of  Representations  and  Warranties  and
                 Compliance  with  Obligations                               25
Section  8.2     Receipt  of  Necessary  Consents                            25
Section  8.3     No  Adverse  Litigation                                     25
Section  8.4     Delivery  of  Documents                                     26
Section  8.5     No  Adverse  Charge                                         26

ARTICLE  IX  -  CONDITIONS  TO  OBLIGATIONS  OF  THE  SELLERS
Section  9.1     Accuracy  of  Representations  and  Warranties  and
                 Compliance  with  Obligations                               26
Section  9.2     Securities  Laws                                            26
Section  9.3     Opinions  of  Counsel                                       27
Section  9.4     Delivery  of  Documents                                     27
Section  9.5     No  Adverse  Charge                                         27

ARTICLE  X  -  CERTAIN  ACTIONS  AFTER  THE  CLOSING
Section  10.1    Execution  of  Further  Documents                           27
Section  10.2    Employment  Matters                                         27
Section  10.3    Responsibility  for  Taxes                                  27

ARTICLE  XI  -  INDEMNIFICATION
Section  11.1    Agreement  to  Indemnify                                    28
Section  11.2    Agreement  by  Seller  to  Indemnify                        28
Section  11.3    Agreement  by  the  Purchaser  to  Indemnify                29
Section  11.4    Notice  and  Resolution  of  Claim                          30
Section  11.5    Exclusive  Remedies`                                        30

ARTICLE  XII  -  SECURITIES  LAW  MATTERS
Section  12.1    Disposition  of  Seller  Shares                             31
Section  12.2    Legend                                                      32
Section  12.3    Registration  Rights  for  Seller  Shares;  Filing  of
                 Registration  Statement                                     32
Section  12.4    Amendments  and  Supplements                                32
Section  12.5    Furnishing  of  Documents                                   33
Section  12.6    Duration                                                    33
Section  12.7    Indemnification                                             33

ARTICLE  XIII  -  MISCELLANEOUS
Section  13.1    Transaction  Expenses                                       34
Section  13.2    Amendment  and  Modification                                34
Section  13.3    Specific  Performance                                       34
Section  13.4    Termination                                                 34
Section  13.5    Entire  Agreement                                           36
Section  13.6    Interpretation                                              36
Section  13.7    Execution  in  Counterpart                                  36
Section  13.8    Notices                                                     36
Section  13.9    Governing  Law                                              37
Section  13.10   Severability                                                37
Section  13.11   Assignment                                                  38
Section  13.12   Binding  Effect;  No  Third  Party  Beneficiaries           38

SCHEDULES
Schedule  1.2.2     -     Scheduled  Debt
Schedule  1.4       -     Participating  Percentages
Schedule  2.2.1(g)  -     Excluded  Seller  Contracts
Schedule  2.2.2(e)  -     Seller  Share  Registration  Instructions
Schedule  3.1.1     -     Foreign  Business  Qualifications
Schedule  3.1.2     -     Consents
Schedule  3.1.3     -     Capitalization;  Shareholder  Information
Schedule  3.1.4     -     Financial  Statements
Schedule  3.1.5     -     Real  Estate
Schedule  3.1.6     -     Franchise  Systems
Schedule  3.1.7     -     Liens
Schedule  3.1.8     -     Licenses  and  Permits
Schedule  3.1.9     -     Documents  and  Information
Schedule  3.1.10    -     Seller  Litigation
Schedule  3.1.12    -     Acts  or  Events  since  date of Financial Statements
Schedule  3.1.16    -     Employee  Benefit  Plans
Schedule  3.1.19    -     Proprietary  Rights
Schedule  4.4       -     Purchaser  Litigation

EXHIBITS
Exhibit  1.5        -     Coccoli  Employment  Agreement
Exhibit  2.2.1(e)   -     Sellers'  Counsel  Opinion  Items
Exhibit  2.2.3(c)   -     Amendment  to  Agreement  of  Limited  Partnership
Exhibit  3.1.17     -     SEC  Documents
Exhibit  10.3.1     -     Section  1362(e)(3)  Election
Exhibit  13.6       -     Definitions  Table

                               PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of this 28th day of September, 2000 between and among Creative Host Services, Inc., a California corporation (the "PURCHASER") and Edwin L. Klett ("KLETT"), Louis Coccoli, Jr. ("COCCOLI"), Herbert H. Gill ("GILL") and the Virgil A. Gladieux Marital Trust ("TRUST") (and together with Klett, Coccoli and Gill collectively referred to as the "SELLERS").

                                    RECITALS

WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of GladCo Enterprises, Inc., a Pennsylvania corporation ("GLADCO"); and

WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of HLG Acquisition Corporation, a Pennsylvania corporation ("HLG ACQUISITION"); and

WHEREAS, the Sellers own all of the issued and outstanding limited partnership interests in HLG Franchise Marketing Company, a Pennsylvania limited partnership ("HLG MARKETING" and together with GladCo and HLG Acquisition, collectively referred to as the "COMPANIES"); and

WHEREAS, the Sellers desire to sell, transfer and assign to the Purchaser and the Purchaser desires to purchase from the Sellers all of the issued and outstanding shares of capital stock of GladCo and HLG Acquisition and all of the outstanding limited partnership interests of HLG Marketing for the consideration as herein provided and on the terms and conditions hereinafter set forth (the "TRANSACTION").

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                       PURCHASE AND SALE OF SELLER EQUITY

     1.1. SELLER EQUITY. At the Closing (as defined in Section 2.1 hereof), the Sellers shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Sellers, free and clear of all liens, mortgages, pledges, security interests, claims, assessments, restrictions, encumbrances and charges of every kind (collectively, "LIENS"), on the terms and subject to the conditions set forth in this Agreement, the following:

(a) all of the issued and outstanding shares of all classes of capital stock of GladCo (the "GLADCO SHARES");

(b) all of the issued and outstanding shares of all classes of capital stock of HLG Acquisition (the "HLG SHARES"); and

(c) all of the outstanding limited partnership interests of HLG Marketing (the "HLG PARTNERSHIP INTEREST," and together with the GladCo Shares and the HLG Shares, hereinafter collectively referred to as the "SELLER EQUITY").

     1.2. PURCHASE PRICE. The Purchaser agrees to pay to the Sellers and shall deliver in the manner provided in Section 2.2.2 hereof, subject to and upon the terms and conditions set forth in this Agreement, an aggregate amount equal to Seven Million and 00/100 Dollars ($7,000,000.00) (the "PURCHASE PRICE"), plus any Adjustment Amount due pursuant to Section 1.3 hereof, as follows:

1.2.1. The Purchaser has previously paid to Sellers, upon the execution of the letter of intent dated July 19, 2000, three hundred thousand and 00/100 dollars ($300,000.00) (the "DEPOSIT") which is being held in escrow with Pennsylvania Capital Bank pending the Closing of the Transaction. Upon Closing or the occurrence of any other event which the Purchaser and Sellers have agreed herein would require the release of the Deposit to the Sellers, the Purchaser shall perform all things necessary on the part of the Purchaser to cause the release of the Deposit to the Seller. Upon Closing or the occurrence of any other event which the Purchaser and Sellers have agreed herein would require the release of the Deposit to the Purchaser, the Sellers shall perform all things necessary on the part of the Sellers to cause the release of the Deposit to the Purchaser. The Deposit is non-refundable by the Sellers, except in the event of the following:

(i) the Closing does not occur as a direct result of Sellers' failure to obtain any third party consent or authorization as required pursuant to this Agreement; or

(ii) the Closing does not occur for reasons other than the Purchaser's default under the terms of this Agreement.

1.2.2. At the Closing, the Purchaser shall repay all outstanding principal and accrued interest of, or assume obligations under, all liabilities set forth in Schedule 1.2.2 (the "SCHEDULED DEBT"). The total aggregate amount of outstanding principal and accrued interest of the Scheduled Debt shall not be in excess of two million five hundred thousand and 00/100 dollars ($2,500,000.00). The Purchaser shall cause (at Purchaser's sole cost and expense) the release and termination at the Closing of all corresponding guarantees or security agreements of the Sellers (or any one or more of them) associated with any such Scheduled Debt (collectively, the "SELLER SECURITY DOCUMENTS").

1.2.3. At the Closing, the Purchaser shall issue to the Sellers shares of common stock of the Purchaser of the same class as the common stock of the Purchaser which is currently registered under the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT") and currently traded on the NASDAQ small cap exchange ("CHST STOCK"), as determined in accordance with this Section 1.2.3 and further subject to the provisions of Article XII hereof. The number of shares of CHST Stock issueable and to be registered to the Sellers hereunder (the "SELLER SHARES") shall be determined by dividing:

(i) Five hundred thousand dollars ($500,000.00) (the "GROSS STOCK CONSIDERATION"); by

(ii) the average of closing prices of CHST Stock on the NASDAQ small cap exchange for each of the thirty (30) trading days ending two trading days prior to Closing Date (the "CHST CLOSING SHARE PRICE")

1.2.4. In addition to the Purchaser's obligations with respect to the Seller Shares contained elsewhere in this Agreement, the Purchaser hereby agrees as follows:

(i) Gill, Klett and the Trust (each individually referred to as an "ELECTING SELLER") may elect, by written notice to the Purchaser delivered within three
(3) days after the date on which the Seller Shares then held by such Electing Seller, first become tradable without any restriction imposed under the Securities Act of 1933 (the "SECURITIES ACT") or this Agreement (the "EFFECTIVE DATE") on a United States stock exchange (the "LISTING EXCHANGE") to require the Purchaser to repurchase from such Electing Seller all (but not less than all) of the Seller Shares then owned by such Electing Seller at a price equal to (hereinafter, the "OPTION REPURCHASE PRICE"):

(A)     the  CHST  Closing  Share  Price,  multiplied  by

(B)     the  number  of  Seller  Shares  then  owned  by  such  Electing Seller.

The Purchaser shall pay to an Electing Seller the Option Repurchase Price with respect to the Seller Shares repurchased from such Electing Seller in immediately available funds upon the Electing Seller's delivery to the Purchaser (or the Purchaser's transfer agent or other representative) of all Seller Shares subject to repurchase from such Electing Seller.

(ii) In the event that the CHST Closing Share Price on the Effective Date is greater than the average closing prices of the CHST Stock on the Listing
Exchange for the thirty (30) day period ending on the last trading day of the Listing Exchange immediately prior to the Effective Date (the "EFFECTIVE DATE SHARE PRICE"), then the Purchaser shall pay to Coccoli in immediately available funds, an amount equal to:

(A) the difference between (x) the CHST Closing Share Price, and (y) Effective Date Share Price; multiplied by

(B)     the  total  number  of  Seller  Shares  then  owned  by  Coccoli.

(iii) In the event that the Proposed Registration Statement (as defined in Article XII hereof) does not become effective on or before the date which is one hundred eighty (180) days after the date on which the Proposed Registration Statement is filed with the Securities and Exchange Commission, or the CHST
Stock is not listed on (or has been delisted from) the NASDAQ or any other United States stock exchange at any time on or before the date which is one year after the date on which the Proposed Registration Statement is filed with the Securities and Exchange Commission (each such date hereinafter referred to as the "MANDATORY REDEMPTION DATE"), then the Purchaser shall redeem the Seller Shares then held by the Sellers for an aggregate amount equal to the number of Seller Shares then held by the Sellers multiplied by the greater of:

(x)     the  Gross  Stock  Consideration  divided  by the total number of Seller
Shares  initially  issued  to  Sellers  pursuant  to  Section  1.2.3  hereof; or

(y) the average of the closing prices of CHST Stock on the NASDAQ Stock Market (or other Listing Exchange if the CHST is no longer listed on the NASDAQ Stock Market) for each of the thirty (30) trading days ending on the last trading day prior to the Mandatory Redemption Date.

     1.3. ADJUSTMENT TO PURCHASE PRICE. The Purchase Price shall be subject to positive adjustment at any time prior to the date which is one calendar year after the Closing Date (the "ADJUSTMENT EXPIRATION DATE") by the amounts stated below (collectively, the "ADJUSTMENT AMOUNT") upon the execution of a definitive lease, sub-lease or other operating agreement by any one or more of the Companies, the Purchaser or any of their respective affiliates (collectively the "CONSOLIDATED GROUP") with respect to each of the following prospective operations:

(a) two hundred eighty thousand and 00/100 dollars ($280,000.00) due upon the execution of a definitive lease, sub-lease or other operating agreement by any one or more of the Consolidated Group with respect to each of two retail sites and commercial operations of any one or more of the Consolidated Group to be located at the Newark, New Jersey International Airport (each such payment referred to as a "NEWARK INSTALLMENT"); and

(b) two hundred ninety-five thousand six hundred and 00/100 dollars ($295,600.00) due upon the execution of a definitive lease, sub-lease or other operating agreement by any one or more of the Consolidated Group with respect to any retail sites and commercial operations of any one or more of the Consolidated Group to be located at the Harrisburg, Pennsylvania International Airport (the "HARRISBURG INSTALLMENT"); and

(c) one hundred twenty thousand and 00/100 dollars ($120,000.00) due upon the execution of a definitive lease, sub-lease or other operating agreement by any one or more of the Consolidated Group with respect to any retail sites and commercial operations of any one or more of the Consolidated Group to be located at the Rensselaer Railroad Station in Albany, New York (the "ALBANY INSTALLMENT").

The Purchaser shall pay to the Sellers within thirty (30) days after Closing, and in immediately available funds, the Adjustment Amount then due pursuant to clauses (a) through (c) above. If at any time after Closing any payment of any installment of Adjustment Amount becomes due as specified in clauses (a) through
(c) of this Section, than the Purchaser shall pay to the Sellers, in immediately available funds, the applicable installment of Adjustment Amount within thirty
(30)  days  after  the date on which such amount becomes due as specified above.

     1.4. ALLOCATION. The Sellers shall be permitted to allocate the Purchase Price and any Adjustment Amount (or any portion thereof) as consideration for the Sellers' obligations under this Agreement as the Sellers may determine between and among themselves and as to the GladCo Shares, the HLG Shares and the HLG Partnership Interest. All payments of the Purchase Price and any Adjustment Amount shall be paid to Sellers, pro-rata in accordance with the percentages specified in Schedule 1.4 (the "PARTICIPATING PERCENTAGES").

     1.5. EMPLOYMENT AGREEMENT. The Purchaser and Coccoli have previously entered into the agreement attached hereto at Exhibit 1.5 (the "COCCOLI EMPLOYMENT AGREEMENT"), pursuant to which the Purchaser and/or GladCo shall continue to employ Coccoli in an executive capacity and as President of GladCo. The Coccoli Employment Agreement shall remain in effect in accordance with its terms from and after Closing.

                                   ARTICLE II
                                     CLOSING

     2.1 TIME AND PLACE OF THE CLOSING. Subject to and after the fulfillment or waiver of the conditions set forth in Articles VIII and IX, the closing of the sale and purchase of the Seller Equity shall take place at the offices of Klett Rooney Lieber & Schorling, 40th Floor, One Oxford Centre,
Pittsburgh, Pennsylvania 15219, on Monday, October 2, 2000, and shall be effective as of Midnight, 12:00 a.m., Eastern Standard Time, on Saturday, September 30, 2000 or on such other date and at such other time and place as the parties may agree. In this Agreement, such event is referred to as the "CLOSING" and such date and time are referred to as the "CLOSING DATE."

     2.2 PROCEDURE AT THE CLOSING. At the Closing, the parties shall take the following actions and all such actions shall be deemed to have occurred simultaneously:

2.2.1     THE  SELLERS'  DELIVERIES.

(a) The Sellers shall deliver to the Purchaser a certificate of Sellers and any other evidence reasonably required by the Purchaser, in such form as is satisfactory to the Purchaser, that each of the conditions to the obligations of the Purchaser to purchase the Seller Equity from the Sellers which is set forth in Article VIII has been satisfied.

(b) The Sellers shall deliver to the Purchaser the certificate required pursuant to Section 8.1.

(c) The Sellers shall deliver to the Purchaser a certificate of good standing with respect to each of the Companies, if applicable, issued by the Secretary of State of each of New York and Pennsylvania dated not earlier than thirty (30) days prior to the Closing Date.

(d) With the exception of those consents identified in Schedule 3.1.2 hereof, the Sellers shall deliver to the Purchaser copies of all necessary consents and approvals of third parties to any of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser; provided however, that the Sellers shall not be required to deliver any such consent or approval which is expressly waived or excluded from this delivery requirement pursuant to the terms hereof or by the Purchaser's consent or written waiver delivered to the Sellers at any time prior to Closing.

(e)     The  Sellers  shall  deliver  to  the  Purchaser  copies  of:

(i) resolutions adopted by the board of directors of GladCo and by the Sellers authorizing the transactions contemplated by this Agreement;

(ii) the certificate of incorporation and by-laws of GladCo, as in effect on the Closing Date, certified in each case by the secretary or assistant secretary of GladCo;

(iii) resolutions adopted by the board of directors of HLG Acquisition and by the Sellers authorizing the transactions contemplated by this Agreement;

(iv) the certificate of incorporation and by-laws of HLG Acquisition, as in effect on the Closing Date, certified in each case by the secretary or assistant secretary of HLG Acquisition;

(v) resolutions adopted by the board of directors of HLG Acquisitions, acting as general partner of HLG Marketing, authorizing the transactions contemplated in this agreement; and

(vi) the certificate and the agreement (as amended) of limited partnership of HLG Marketing, as in effect on the Closing Date, certified in each case by the general partner.

(f) The Sellers shall deliver to the Purchaser all stock certificates and/or other documents evidencing the Seller Equity, accompanied by all necessary and appropriate transfer powers duly endorsed.

(g) The Sellers shall deliver to Purchaser satisfactory evidence that all outstanding shareholders agreements, employment agreements, consulting agreements, and any other agreements among the Sellers and/or between any of the Sellers and any of the Companies, other than those agreements identified on
Schedule  2.2.1  (g)  hereto  have  been  terminated.

(h) The Sellers shall execute and deliver such amendments to the HLG Partnership Agreement as necessary and appropriate to evidence and effect their withdrawal from HLG Marketing as limited partners.

(i) The Sellers shall deliver to the Purchaser duly executed resignations of each of the directors and officers of GladCo and HLG Marketing (other than Coccoli and Robert van Snik) as required by the Purchaser.

(j) The Companies and the Sellers shall deliver to the Purchaser an opinion dated the Closing Date from counsel for the Companies and the Sellers, subject to counsel's reasonable assumptions and qualifications, containing the opinions set forth on Exhibit 2.2.1(j) hereto.

(k) The Sellers (other than the Trust) shall deliver to the Purchaser the written consent of their respective spouses to the Transaction in form and substance acceptable to the Purchaser.

2.2.2     THE  PURCHASER'S  DELIVERIES.


(a) The Purchaser shall deliver to the Sellers evidence, in such form as is satisfactory to the Sellers, that each of the conditions to the obligations of the Sellers to sell the Seller Equity to the Purchaser which is set forth in
Article  IX  has  been  satisfied.

(b) The Purchaser shall deliver to the Sellers the certificate required pursuant to Section 9.1.

(c) The Purchaser shall pay to Sellers upon the Closing, in immediately available funds, an amount equal to:

(i) the Purchase Price plus any Adjustment Amount due and then payable pursuant to Section 1.3 above; minus

(ii)     the  Deposit;  minus

(iii)     the amount of the Scheduled Debt (in the amounts set forth on Schedule
1.2.2 attached hereto) which is paid, credited to or assumed by the Purchaser as of the Closing Date; minus

(iv)     the  Gross  Stock  Consideration.

(d) The Purchaser shall do all things necessary on the part of the Purchaser to cause the immediate release of the Deposit to the Sellers.

(e) The Purchaser shall deliver to the Sellers the Seller Shares, issued in the names of the Sellers and representing that number of shares as specified in
Schedule  2.2.2(e),  hereto.

(f) The Purchaser shall deliver to the Sellers a certificate of good standing of the Purchaser issued by the appropriate officer of the State of California, dated not earlier than thirty (30) days prior to the Closing Date.

(g) The Purchaser shall deliver to the Seller copies of resolutions adopted by the board of directors of the Purchaser authorizing the transactions contemplated by this Agreement.

(h) The Purchaser shall deliver to the Sellers evidence of the payment and/or assumption of the outstanding principal and accrued interest of the Scheduled Debt set forth in Schedule 1.2.2.

(i) The Purchaser shall deliver to the Sellers evidence of the release and termination of all Seller Security Documents.

(j) The Purchaser shall deliver to Sellers evidence of the Purchaser's fulfillment of its obligations under Section 6.3 hereof.

2.2.3     JOINT  DELIVERIES.

(a) The Purchaser and the Sellers shall execute and deliver a cross receipt acknowledging their respective receipt of the Seller Equity, the amounts due pursuant to Sections 2.2.2(c) and 2.2.2(e) above, and the Seller Shares.

(b)     The  Purchaser  and  Sellers  shall  execute  and  deliver  the  Section
1362(e)(3)  Election  in  the  form  attached  hereto  as  Exhibit  10.3.1.

(c) The Purchaser, Sellers and HLG Marketing shall execute and deliver as the Amendment to Agreement of Limited Partnership and assignment of limited partnership interests in the form attached hereto as Exhibit 2.2.3(c).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

     3.1. To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller with respect to himself individually and not jointly, to the best of his knowledge, makes the representations and warranties contained in Sections 3.1.1 through 3.1.19 below, which representations and warranties shall survive the Closing for a period of one (1) year.

3.1.1.     ORGANIZATION,  POWER  AND  AUTHORITY;  SUBSIDIARIES.

3.1.1.1. GLADCO. GladCo is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3.1.1 hereto, GladCo is legally qualified to transact business as a foreign corporation in each of the jurisdictions in which its business or property is such as to require that it be thus qualified, and it is in good standing in each of the jurisdictions in which it is so qualified. GladCo does not own, of record or beneficially, any capital stock or equity interest or investment in any corporation, partnership, joint venture, association or other business entity.

3.1.1.2. HLG ACQUISITION. HLG Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3.1.1 hereto, HLG Acquisition is legally qualified to transact business as a foreign corporation in each of the jurisdictions in which its business or property is such as to require that it be thus qualified, and it is in good standing in each of the jurisdictions in which it is so qualified. Except for its general partner interest in HLG Marketing, HLG Acquisition does not own, of record or beneficially, any capital stock or equity interest or investment in any corporation, partnership, joint venture, association or other business entity.

3.1.1.3. HLG MARKETING. HLG Marketing is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3.1.1 hereto, HLG Marketing is legally qualified to transact business in each of the jurisdictions in which its business or property is such as to require that it be thus qualified, and it is in good standing in each of the jurisdictions in which it is so qualified. HLG Marketing does not own, of record or beneficially, any capital stock or equity interest or investment in any corporation, partnership, joint venture, association or other business entity.

3.1.2. DUE AUTHORIZATION; BINDING OBLIGATION; NO CONFLICTS; CONSENTS. The delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Companies to the extent necessary to effect the Transaction. Each Seller, with respect to himself, hereby represents that he has the full power, authority and capacity to enter into this Agreement and to perform their respective obligations hereunder. This Agreement has been duly executed and delivered by the Sellers and is a valid and binding obligation of the Sellers, enforceable against each of them in accordance with its terms. Except as set forth in Schedule 3.1.2 hereto, the execution and delivery of this Agreement by the Sellers does not, and the consummation of the transactions contemplated hereby will not:

(a)     contravene  any  provision  of  the  Companies'  charter  or  by-laws;

(b) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against the Companies, any of the Sellers or the Seller Equity;

(c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any mortgage, contract, agreement, lease, license, indenture, trust or other instrument which is either binding upon or enforceable against the Companies, the Sellers or the Seller Equity;

(d) violate any legally protected right arising in the operation of the Companies' business of any person or entity or give to any person or entity (including in each case the Sellers) a right or claim against the Seller Equity;

(e) result in or require the creation or imposition of any Lien upon or with respect to the Seller Equity or the property of the Companies;

(f) require the consent, approval or authorization of any governmental authority or any other person or entity; or

(g) result in the loss of, or require the repayment by the Companies (or any one or more of them) of any government grant, subsidy or tax credit previously received or claimed by any of the Companies.

3.1.3.     COMPANY  CAPITAL  STRUCTURE;  SELLERS.

3.1.3.1. The authorized capital stock of GladCo consists of 1,000 shares of common stock, $1.00 par value per share, all of which shares are issued and outstanding. The authorized capital stock of HLG Acquisition consists of 1,000 shares of common stock, $1.00 par value per share, all of which shares are
issued  and  outstanding.   Except as set forth on Schedule 3.1.3, there are no:

(a) existing preemptive rights, options, warrants, rights of first refusal or other rights, or other agreements or commitments obligating or prohibiting any of GladCo, HLG Acquisition or any Sellers to issue, repurchase, redeem transfer or sell any shares of capital stock of GladCo or HLG Acquisition; or

(b) voting trusts, shareholder agreements or other agreements or understandings to which GladCo or HLG Acquisition or any Sellers are a party with respect to the voting of capital stock of GladCo or HLG Acquisition


3.1.3.2. HLG Acquisition is the sole general partner of HLG Marketing. The Sellers comprise all of the owners of the limited partner interests in HLG Marketing. Except as set forth on Schedule 3.1.3, there are no:

(a) existing preemptive rights, options, warrants, rights of first refusal or other rights, or other agreements or commitments obligating or prohibiting HLG Marketing or any Sellers to issue, repurchase, redeem transfer or sell any interest in HLG Marketing; or

(b) voting trusts, partnership agreements or other agreements or understandings to which HLG Marketing or any Sellers are a party with respect to the voting of the partnership interests in HLG Marketing.

3.1.3.3. The Sellers own the Seller Equity as set forth on Schedule 3.1.3, free and clear of all Liens (other than those Liens specified on Schedule 3.1.3). The Seller Equity set forth on Schedule 3.1.3 constitutes all of the authorized, issued and outstanding shares of capital stock of GladCo and HLG Acquisition and all of the authorized, issued and outstanding partnership interests of HLG Marketing. The Seller Equity owned by the Sellers has been duly and validly authorized and issued and is in each case fully paid and non-assessable. Other than as specified on Schedule 3.1.3 hereto, the Sellers are the sole beneficial and record owners of the Seller Equity, and each Seller has (and will have) the unrestricted right to deliver the Seller Equity to the Purchaser at Closing.

3.1.4. FINANCIAL STATEMENTS. The Sellers previously have furnished, or shall furnish prior to Closing, to the Purchaser the financial statements identified on Schedule 3.1.4, including the notes pertaining thereto (collectively, the "FINANCIAL STATEMENTS"), of the Companies. The Financial Statements present fairly, and are true, correct and complete statements of, the financial position of the Companies at each of the balance sheet dates specified therein and the results of operations for each of the said periods covered. The Companies do not have any liabilities or obligations, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected or taken into account in the Financial Statements and not heretofore paid or discharged; (ii) to the extent specifically set forth in any of the schedules to this Agreement;
(iii) liabilities incurred in the ordinary course of business of a type not required to be reflected in financial statements prepared in accordance with generally accepted accounting principles; and (iv) contract liabilities of a type not required to be reflected in financial statements prepared in accordance with generally accepted accounting principles (collectively, "EXCLUDED LIABILITIES"). The Financial Statements have been prepared in accordance with generally accepted accounting principles and have been verified to such effect by the Companies' internal comptroller. The books and records of the Companies properly and accurately reflect all material transactions, properties, assets and liabilities of the Companies. As of the Closing Date, the Companies will have no material liabilities of any nature, whether accrued, contingent or otherwise, and whether due or to become due ("LIABILITIES"), which are not specifically disclosed or provided for in the Financial Statements, or listed on
Schedule  3.1.4.  Since  the  date  of  the  Financial  Statements identified in
Schedule 3.1.4, and except as set forth on Schedule 3.1.12 hereto, the Companies have not incurred any Liabilities other than accounts payable and accrued expenses incurred in the ordinary course of business consistent with historical levels (subject to any increases from such historical levels attributable to business expansion), and Excluded Liabilities. All such Liabilities incurred since the date of the Financial Statement are fully reflected or reserved on the books and records of the Companies.

3.1.5.     REAL  ESTATE

3.1.5.1.     None  of  the  Companies  own  any  real  estate.

3.1.5.2. Schedule 3.1.5 contains an accurate and complete listing of each lease sublease, concession agreement and similar agreement with respect to premises leased by the Companies (the "LEASEHOLD PREMISES"). A true and complete copy of each lease agreement listed on Schedule 3.1.5, including all amendments thereto and modifications thereof as of the date of this Agreement (collectively, the "LEASES"), has been delivered to (or made available to) the Purchaser prior to the date hereof. Schedule 3.1.5 also sets forth a description of the nature and amount of all Liens on the Companies' interest in the Leasehold Premises and on the underlying real property and all improvements to and buildings thereon. The Leases are in full force and effect, the Companies are not in material default or material breach under any Lease and no event has occurred which with the passage of time or the giving of notice, or both, would cause a material breach of or default under any Lease. There is no breach or anticipated breach of any Lease by any other party to such Lease.

3.1.5.3.     The  Companies  have  not  received  notice  of:

(a) any condemnation proceeding with respect to any portion of the Leasehold Premises or any access thereto, and no proceeding is contemplated by any governmental authority; or
(b) any special assessment which may affect any of the Leasehold Premises, and no such special assessment is contemplated by any governmental authority.

3.1.6. FRANCHISE RIGHTS. Schedule 3.1.6 contains an accurate and complete description of each franchise agreement with respect to the franchise systems and/or rights licensed to the Companies (the "FRANCHISE SYSTEMS"). A true and complete copy of each franchise agreement listed on Schedule 3.1.6, including all amendments thereto and modifications thereof as of the date of this Agreement (collectively, the "FRANCHISE AGREEMENTS"), has been delivered to (or made available to) the Purchaser prior to the date hereof. Except as identified on Schedule 3.1.6, the Franchise Agreements are in full force and effect, the Companies are not in material default or material breach under any Franchise
Agreement and no event has occurred which, with the passage of time or the giving of notice, or both, would cause any material breach of, or default under any Franchise Agreement. Purchaser acknowledges that Sellers and the Companies have not obtained any consents (the "SCHLOTZSKY'S CONSENT") which may required under that certain Schlotzsky's Unit Franchise Agreement dated December 30, 1997 (the "SCHLOTZSKY'S FRANCHISE AGREEMENT") between GladCo and Schlotzsky's, Inc., in connection with the transactions contemplated under this Agreement. Purchaser hereby agrees that receipt of the any Schlotzsky's Consent will not be a prerequisite to Purchaser's obligations under this Agreement and that any Schlotzsky's Consent shall be excluded from the items which Sellers are required to deliver to Purchaser pursuant to Section 2.2.1(d) hereof.

3.1.7.     GOOD  TITLE  TO  AND  CONDITION  OF  ASSETS.  Except  as set forth in
Schedule 3.1.7, the Companies have good and marketable title to all of their properties and assets (other than the Leasehold Premises, Franchise Systems and personal property which are leased by, or licensed to, any of the Companies), free and clear of any Liens. The property and assets of the Companies constitute, in the aggregate, all of the property necessary for the conduct of the business of the Companies in the manner, and to the extent, currently being conducted. The inventory of the Company consists of items of a quality and quantity usable and saleable in the ordinary course of the Company's business and have been valued on the books of the Companies in a manner consistent with the valuation methods employed in prior years.

3.1.8. LICENSES AND PERMITS. The Companies possess all licenses and required governmental or official approvals, permits or authorizations (including licenses or permits for the sale of alcoholic beverages) (collectively, the "PERMITS") for the business and operations of the Companies as currently conducted. All such Permits are valid and in full force and effect, the Companies are in material compliance with their requirements, and no proceeding is pending or threatened to revoke or amend any of them. Schedule
3.1.8  contains  a  complete  list  of all such Permits.  Except as indicated on
Schedule 3.1.2, none of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.1.9.     DOCUMENTS  OF  AND  INFORMATION  WITH  RESPECT  TO  THE  COMPANIES.
Schedule  3.1.9  is  an  accurate  and  complete  list  of  the  following:

(a) each policy of insurance in force with respect to the assets and properties of the Companies and each of the performance or other surety bonds maintained by the Companies in the conduct of their respective business;

(b) each loan, credit agreement, guarantee, security agreement or similar document or instrument to which the Companies are a party or by which they are bound;

(c) each lease of personal property to which the Companies are a party or by which they are bound;

(d) any other agreement, contract or commitment to which the Companies are a party or by which they are bound which involves a future commitment by the Companies in excess of Fifteen Thousand Dollars ($15,000) and which cannot be terminated without liability on thirty (30) days or less notice;

(e) the name and current annual salary of each officer or other employee of the Companies and the profit sharing, bonus or any other form of compensation (other than salary) paid or payable by the Companies to or for the benefit of each such person through the Closing Date, and any employment or other agreement of the Companies with any of its officers or employees;

(f) the names of the directors and officers of GladCo and HLG Acquisition and the names of the limited partners of HLG Marketing;

(g) all agreements currently in effect between any of the Companies and any of the Sellers (or other officer, director or affiliate of the Companies), including without limitation any promissory notes, leases, consulting agreement, or license; and

(h) the name of each bank in which the Companies have an account or safe-deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto.

The Sellers have previously furnished or made available to the Purchaser an accurate and complete copy of each such agreement, contract or commitment listed on Schedule 3.1.9. There has not been any material breach of or material default in any obligation to be performed under any such instrument. All of such instruments are valid, binding and enforceable and in full force and effect in accordance with their respective terms.

3.1.10. LITIGATION. Except as set forth on Schedule 3.1.10, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or threatened against or affecting the Companies, the Seller Equity or any of the assets or liabilities of the Companies, or which question the validity or enforceability of this Agreement or any action contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Companies are or were a party or which affect the Seller Equity or any of the assets or liabilities of the Companies.

3.1.11. NO ADVERSE CHANGE. Except with respect to any adverse change which may occur (or which may have occurred) as the proximate result of any action or inaction of the Purchaser, since the date of the Financial Statements of the Companies attached hereto at Exhibit 3.1.4, there has not been:

(a) any change in the business or properties of the Companies, or in the financial condition of the Companies, other than changes occurring in the ordinary course of business which have not had a materially adverse effect on the business, properties, financial condition, or operating results of the Companies taken as a whole; or

(b) any threatened event or condition of any character whatsoever which could have a materially adverse effect on the assets, business, financial condition or results of operations of the Companies taken as a whole.

3.1.12. ABSENCE OF CERTAIN ACTS OR EVENTS. Except as disclosed in Schedule 3.1.12, since the date of the Financial Statements, the Companies have not:

(a) authorized or issued any of its shares of capital stock (including any held in its treasury) of GladCo or HLG Acquisition, or limited partnership interests on HLG Marketing, or any other securities;

(b) declared or paid any dividend or made any other distribution of or with respect to the Seller Equity or other securities or purchased or redeemed any of the Seller Equity;

(c) paid any bonus or increased the rate of compensation of any of their respective salaried management employees, other than as may have been agreed to or approved prior to the date of the Financial Statements;

(d) sold or transferred any of their respective assets other than in the ordinary course of business;

(e) incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction, except for this Agreement and the transactions contemplated hereby;

(f) suffered any theft, damage, destruction or casualty loss in excess of Twenty-five thousand Dollars ($25,000); or

(g)     suffered  any  extraordinary  losses.

3.1.13.     COMPLIANCE  WITH  LAWS.

3.1.13.1. The Companies are in compliance with all laws, regulations and orders applicable to it or its assets or business except where such non-compliance would not have a materially adverse effect. The Companies have not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws and no proceeding with respect to any such violation is contemplated.

3.1.13.2. The Companies are and at all times have been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986 (the "IMMIGRATION ACT").

3.1.13.3. The Companies have not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Companies by reason of any actual or alleged failure to comply with the Immigration Act or any other laws.

3.1.14.     ENVIRONMENTAL  MATTERS.

3.1.14.1. None of the Companies have transported, stored, handled, treated or disposed, nor have any of the Companies allowed or arranged for any third parties to transport, store, handle, treat or dispose of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes. The Companies have not stored, handled, treated or disposed of, or allowed or arranged for any third parties to store, handle, treat or dispose of, Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. As used in this Agreement, "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, petroleum or petroleum product, toxic substance, hazardous or extremely hazardous substance or chemical, solid or hazardous waste, liquid, industrial or other waste, hazardous material, or other material, substance or agent that is designated as such or otherwise regulated under the Environmental Laws (as defined below) as of the Closing Date.

3.1.14.2. The Companies have not received notice of any facts which could give rise to any notice, that the Companies are a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. The Companies have not received any written or oral request for information in connection with any federal or state environmental cleanup site.

3.1.14.3. The Companies do not use, and have not used, any Underground Storage Tanks. For purposes of this Section 3.1.14 the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

3.1.14.4. The Companies have not received any citations issued under the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) relating to or affecting the Companies or any of the Leasehold Premises. The Companies have not had any of the following performed or prepared:

(a) environmental audits, assessments or occupational health studies undertaken by the Companies or their agents or undertaken by governmental agencies relating to or affecting the Companies or any of the Leasehold Premises;

(b) ground, water, soil, air or asbestos monitoring undertaken by the Companies or its agents or undertaken by governmental agencies relating to or affecting the Companies or any of the Leasehold Premises; and

(c)     written communications between the Companies and environmental agencies;

3.1.14.5. As used in this Agreement, "ENVIRONMENTAL LAWS" means those federal, state and local laws, rules, regulations, or ordinances including common law, in effect and as interpreted as of the Closing Date, which are applicable to the Companies and which relate to:

(a) pollution, or loss of or injury to, or adverse effect upon, the environment;

(b) the protection, cleanup or restoration of, or removal, remediation or mitigation of conditions affecting the environment;

(c) the release, discharge, emission, generation, handling, transportation, use, treatment, storage or disposal of any Hazardous Substances as defined in
Section  3.1.14.1;  or

(d) the protection of the safety or health of humans, including, but not limited to, exposure to Hazardous Substances; or

(e) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. ("TSCA"), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq. as amended ("RCRA"), the Clean Air Act, 42 U.S.C. 7401 et seq., as amended, and the Clean Water Act, 33
U.S.C.   1251  et  seq.,  as  amended.

3.1.15. LABOR RELATIONS. The Companies are not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of the Companies (or any one of them) into one or more collective bargaining units. There is not pending or, threatened any labor dispute, strike or work stoppage which affects or which may affect the business of the Companies or which may interfere with the continued operation of any one or more of the Companies. Neither the Companies nor any agent, representative or employee of any of the Companies has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is not now pending or threatened any charge or complaint against any of the Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Companies during the twenty-four (24) months prior to the date hereof.

3.1.16. EMPLOYEE BENEFITS. Except as set forth on Schedule 3.1.16, the employees of the Companies do not participate (and have not participated in the preceding five calendar years) in any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor in any other retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase or similar plan, program or arrangement of the Companies. None of the Companies has terminated, or will terminate before the Closing Date, any plan subject to Title IV of ERISA. None of the Companies contribute to any "multi-employer plan," as defined in section 414(f) of the Code or section 3(37) of ERISA.

3.1.17. SECURITIES REPRESENTATIONS. The Sellers have received the following documents from the Purchaser (collectively, the "SEC DOCUMENTS"), copies of which are attached hereto as Exhibit 3.1.17:

(a) an annual report to stockholders of the Purchaser for the fiscal year ended December 31, 1999;

(b) an annual report of the Purchaser on Form 10-QSB for the year ended December 31, 1999; and

(c) quarterly reports of the Purchaser on Form 10-QSB for each of the quarters ended March 31, 2000 and June 30, 2000

3.1.18. TAX MATTERS. The Companies have timely filed all tax returns and reports required to be filed by such Companies prior to the Closing Date, and have paid in full or made adequate provision by the establishment of reserves for all taxes and other charges which are or will become due and payable by the Companies for any tax period ending on or before the Closing Date.

3.1.19. PROPRIETARY RIGHTS. The proprietary rights of the Company, including all copyrights and copyright registrations, trademarks, trade names, trademark and trademark registrations, service marks and service mark registrations, , licenses thereof, trade secrets, technology, know-how, computer software, processes, operating rights, other licenses and permits with respect to any of the foregoing, and other similar intangible property and rights relating to the products or business of the Company (collectively, the "PROPRIETARY RIGHTS"), include all proprietary rights the failure to possess which would have an adverse effect on the business, financial condition or results of operations of the Company. Schedule 3.1.19 contains an accurate and complete list of all of the Proprietary Rights, including a list of:

(i) all United States and foreign trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights and copyright registrations, unexpired as of the date hereof, all United States applications pending on said date for trademark or trade name registrations, service mark registrations, or copyright registrations, and all trademark and trade names, service marks, labels and other trade rights in use on said date, all of the foregoing being owned in whole or in part as noted thereon on said date by the Companies;

(ii) all licenses granted by or to the Companies and all other agreements to which the Companies (or any one of them) are a party, which relate in whole or in part to any items of the categories mentioned in clause (i) above or to any other Proprietary Rights, whether owned by the Companies (or any one of them) or otherwise.

Except as set forth on Schedule 3.1.19: (i) the Companies own all right, title and interest in and to all of the Proprietary Rights; and (ii) there have been no claims made against the Companies (or any one of them) for the assertion of the invalidity, abuse, misuse, infringement or unenforceability of any such rights.

     3.2. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in Section 3.1, none of the Sellers make any representations or warranty express or implied, at law or in equity, in respect of the Companies or any of their respective assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. All representations of each of the Sellers contained herein are given by each of them to the best of his individual knowledge.

     3.3. BROKER'S FEE. Seller (nor any one of them) has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     4.1. GENERAL. To induce the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser makes the representations and warranties set forth in Sections 4.2 through 4.7 below, which representations and warranties shall survive the Closing for a period of one year.

     4.2. ORGANIZATION, POWER AND AUTHORITY. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to enter into this Agreement and all other agreements contemplated hereby and to perform its obligations hereunder and thereunder.

     4.3. DUE AUTHORIZATION; BINDING OBLIGATION; NO CONFLICTS. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby (including the obligations of the Purchaser under Article XII hereof) have been duly authorized by all necessary corporate action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

(a) contravene any provision of the certificate of incorporation or by-laws of the Purchaser;

(b) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against the Purchaser;

(c) conflict with, result in any breach of or default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any material mortgage, contract, agreement, lease, license, indenture, will, trust or other instrument which is either binding upon or enforceable against the Purchaser; or

(d) require the consent, approval or authorization of, or the registration, recording, filing or qualification with, or notice to, or the taking of any other action in respect of, any governmental authority or any other person or entity (other than any reporting requirements under the Securities Exchange Act of 1934, as amended, and any applicable state securities law filings, approvals by the boards of directors of the transactions contemplated hereby).

     4.4. LITIGATION. Except as set forth on Schedule 4.4, there are no actions, suits, claims, governmental investigations, arbitration proceedings, or action by or before any self-regulatory organization or public securities exchange pending or threatened against or affecting the Purchaser, the CHST Stock or any of the assets or liabilities of the Purchaser, or which question (or otherwise would adversely affect) the validity or enforceability of this Agreement or any action contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority or self-regulatory organization or public security exchange in any proceeding to which the Purchaser is or was a party or which affect the Purchaser, CHST Stock or any of the assets or liabilities of the Purchaser.

     4.5. SELLER SHARES. The shares of CHST Stock representing the Seller Shares have been reserved for issuance by the Purchaser in accordance with its obligations under the provisions of this Agreement. Upon the issuance and delivery of the Seller Shares in accordance with this Agreement, such Seller Shares will constitute legally and validly authorized and issued, fully paid and non-assessable shares of CHST Stock; and upon the effective date of the proposed Registration Statement such shares of the CHST Stock shall be fully registered for trading on the NASDAQ or other Listing Exchange.

     4.6. ACCURACY OF SEC DOCUMENTS. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.7. BROKER'S FEE. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers (or any one of them) could become liable or obligated.

                                    ARTICLE V
                       ADDITIONAL COVENANTS OF THE SELLERS

     5.1. CONDUCT OF BUSINESS PENDING THE CLOSING. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent of the Purchaser:

5.1.1. The Companies will conduct their respective business and operations in the manner in which the same have heretofore been conducted, and Sellers will use their best efforts to:

(a)     preserve  the  Companies'  respective  business  organizations;

(b) keep available to the Purchaser the services of the Companies' respective officers, employees and agents; and

(c) preserve the Companies' respective relationships with customers, suppliers and others having dealings with the Companies.

5.1.2. The Companies will maintain all of their respective properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and will maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement.

5.1.3.     The  Companies  will  not:

(a)     authorize or issue any additional Seller Equity or any other securities;

(b) except as set forth in Section 3.1.9, pay any bonus or increase the rate of compensation of any of its employees or enter into any new employment agreement or amend any existing employment agreement;

(c) sell or transfer any of its assets other than in the ordinary course of business; or

(d) amend the Companies' respective charters, by-laws or partnership agreements.

     5.2. ACCESS TO PROPERTIES AND RECORDS. From and after the execution and delivery of this Agreement, the Companies will afford to representatives of the Purchaser: (i) access, upon reasonable notice, to the Companies' premises sufficient to enable the Purchaser to inspect the assets and to make available to the Purchaser such information reasonably requested by the Purchaser which concerns the business and operations of the Companies; and (ii) the opportunity to ask questions of, and receive answers and documentation from representatives of the Companies concerning the business and operations of the Companies; provided, however, that any furnishing of such information to the Purchaser remains confidential pursuant to the terms of this Agreement.

     5.3. RETENTION OF SELLER EQUITY. The Sellers will not, prior to the Closing Date, sell, assign, transfer, pledge, encumber or otherwise dispose any of the Seller Equity which they own or their voting rights with respect thereto.

     5.4. BEST EFFORTS. The Sellers will use their best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article VIII to the obligation of the Purchaser to purchase the Seller Equity hereunder.

                                   ARTICLE VI
                      ADDITIONAL COVENANTS OF THE PURCHASER

     6.1 BEST EFFORTS. The Purchaser will use its best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article IX to the obligations of the Sellers to sell the Seller Equity hereunder. The Purchaser shall use its best efforts to perform in accordance with the time limitations and requirements for such performance set forth in Section 9.2 and Article XII.

     6.2 ADDITIONAL INFORMATION. At any time prior to the Closing, the Purchaser will provide the Sellers the opportunity to ask questions of, and receive answers and receive documentation from the Purchaser, and its officers and directors concerning the Purchaser and to make available to the Sellers such information reasonably requested by the Sellers which concerns the Purchaser.

     6.3 SATISFACTION OF DEBT. Upon Closing, the Purchaser shall pay, or cause to be paid or assumed, in full, the Scheduled Debt which is listed on
Schedule 1.2.2 hereto. The Purchaser and shall obtain, upon Closing or immediately thereafter all releases, satisfactions, terminations or other documents necessary and appropriate (in the Sellers' sole reasonable determination) to effect and evidence the Sellers release of the Seller Security Documents. The obligations of the Purchaser pursuant to Section 1.2.2 are not made in limitation of the continuing obligation of the Companies to perform the Companies respective obligations under any agreement which is in effect as of the Closing Date, and nothing contained in this Agreement shall be deemed to impose any obligation on the Sellers (or any one of them) for any obligations of the Companies except as expressly provided herein.

                                   ARTICLE VII
                           ADDITIONAL MUTUAL COVENANTS

     7.1. NO DISCLOSURE. Without prior written consent of the other party, the parties hereto will not, prior to the Closing Date, disclose the existence of or any term or condition of this Agreement to any person or entity, except that such disclosure may be made to any lender to or other person or entity in a business relationship with the Companies or Purchaser to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the purchase of the Seller Equity which are set forth in this Agreement. Purchaser shall be permitted to make such public disclosure which it believes in good faith to be required by applicable securities laws or regulations or by the terms of any listing agreement with a securities exchange (in which case Purchaser will consult with Seller prior to making such disclosure). If any public notice is required by law, the party which is required to give such notice shall provide the other parties hereto with written notice of any such public disclosure at least four (4) business days prior to the date on which such public notice is expected to be made.

7.2. SELLER TAX DISTRIBUTION. The Purchaser agrees and consents to the Companies (or any one of them) declaring and paying a special dividend or distribution at any time prior to the Closing Date to the Sellers in an aggregate amount not in excess of Two hundred seventy-five thousand and 00/100 dollars ($275,000.00) (the "TAX DISTRIBUTION") for the purposes of providing the Sellers with funds necessary to pay any tax liability imposed upon the Sellers (or to become due) with respect to the business of the Companies for any tax period(s) (or portion thereof) prior to the Closing Date; provided, however, that such dividends or distributions shall not include any taxes due (or to become due) from the Sellers for capital gains or other types related to the sale of the Seller Equity pursuant hereto. In order to allow the Companies to plan and manage the short-term capital needs of the Companies for the period immediately following the Closing Date, the Companies may make the Tax Distribution (or any portion thereof) payable to any one or more of the Sellers pursuant to a promissory note providing for a maturity date no later than December 31, 2000 and in form and substance acceptable to the Companies and the Sellers (each such promissory note referred to as a "TAX DISTRIBUTION PROMISSORY NOTE"). The Purchaser acknowledges and agrees that after the Closing Date each Tax Distribution Promissory Note shall be an obligation of the respective Companies issuing any such promissory note., and the Purchaser shall guaranty, for the benefit of the holders of any Tax Distribution Promissory Note, the full payment and performance of the Companies obligations thereunder.

     7.3. COOPERATION TO EFFECT OBLIGATIONS. Immediately following Closing, the Purchaser shall take all action reasonably necessary to effect the release and termination, without recourse to any of the Sellers, of:

(i)     the  Seller  Security  Documents;

(ii) the obligations of any Seller under any guaranty or surety with respect to GladCo's obligations under the Schlotzsky's Franchise Agreement; and

(iii) any other obligation, security agreement, guaranty, surety or other agreement which obligates any of the Sellers (and/or their spouses or affiliates) (individually or jointly) with respect to the payment or performance of any of the Companies' respective obligations under any debt instrument, financing arrangement or contractual commitment.

The Sellers and the Purchaser shall cooperate, in good faith, to effect the Purchaser's obligations under Sections 6.3 and 7.3 hereof. In the event that the Purchaser is not able to fulfill its obligations under Section 6.3 on the Closing Date, the Purchaser and Sellers hereby agree to establish an escrow for the purpose of holding funds deposited by the Purchaser as necessary and to be used for effecting such satisfaction or release.

                                  ARTICLE VIII
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

The obligation of the Purchaser to purchase the Seller Equity shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Sellers contained in this Agreement shall have been true and correct to the best knowledge of the Sellers at and as of the date hereof, and they shall be true and correct to the best knowledge of the Sellers at and as of the Closing Date with the same force and effect as though made at and as of that time. The Sellers shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Sellers shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by the Sellers, certifying that such representations and warranties were true and correct to the best knowledge of the Sellers at and as of the date hereof, and are true and correct to the best knowledge of the Sellers at and as of the Closing Date with the same force and effect as though made at and as of that time, and that all such obligations have been thus performed and complied with.

     8.2. RECEIPT OF NECESSARY CONSENTS. All necessary consents or approvals of third parties (other than the consent or approval of the Purchaser or its affiliates) to any of the transactions contemplated hereby, the absence of which would materially affect the Purchaser's rights hereunder (other than those consents identified on Schedule 3.1.2), shall have been obtained and shown by written evidence satisfactory to the Purchaser; provided, however, that the Sellers' failure to obtain any required consent because of a third-party's:

(i) requirement of a fee, payment, charge or set-off of Five thousand dollars ($5,000.00) or more other than that which is expressly provided for under any agreement pursuant to which such consent is required;

(ii) imposition of any charges or fees of Five thousand dollars ($5,000.00) or more, or any other unreasonable requirements upon the Sellers or the Companies, notwithstanding any provision of any agreement under which consent is required, as a condition of providing such consent, or

(iii) refusal and/or failure to consent to the Transaction for any reason or matter which applies solely to the Purchaser shall not be deemed a breach or default of the Sellers' or the Companies' obligations hereunder and the Purchaser shall: (x) not be entitled to enforce any rights of specific performance against the Sellers with respect to such failure to obtain a third-party consent; and (y) be deemed to have waived the condition precedent to the Transaction with respect to any such required third-party consent.

     8.3. NO ADVERSE LITIGATION. Except as set forth in Schedule 3.1.10, there shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Seller Equity to the Purchaser or any other transaction contemplated hereby, or which might affect the right of the Purchaser to own, operate in their entirety or control the Seller Equity and the property and assets of the Companies, and which, in the reasonable judgment of the Purchaser, makes it inadvisable to proceed with the transactions contemplated hereby.

     8.4. DELIVERY OF DOCUMENTS. The items required to be delivered by the Sellers at Closing pursuant to Section 2.2 shall have been delivered to Purchaser's satisfaction.

8.5. NO ADVERSE CHANGE. There shall not have occurred and be continuing as of the Closing Date any material adverse change to the business or operations of the Companies (or any one of them) since the date of the most recent Financial Statement; provided, however, that none of the following events or circumstances shall be deemed to constitute a material adverse change for purposes of this
Section  8.5:

(a) the performance of any obligations of the Companies (or any one of them) or the Purchaser of their respective obligations under this Agreement;

(b) any event or circumstance which arises solely as a result of the action or inaction of the Purchaser; or

(c) any event or circumstance which arises as a consequence of the Schlotzsky's Franchise Agreement or the inability of the Sellers to obtain the Schlotzsky's Consent on or prior to the Closing Date.

                                   ARTICLE IX
                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

The obligations of the Sellers to sell the Seller Equity shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     9.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Purchaser shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Purchaser shall have delivered to the Sellers a certificate, dated as of the Closing Date and signed by an executive officer of the Purchaser, certifying that such representations and warranties were true and correct at and as of the date hereof, and are true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time, and that all such obligations have been thus performed and complied with.

     9.2. SECURITIES LAWS. The Purchaser shall have received all necessary permits and otherwise complied with any applicable federal and state securities laws applicable to the issuance of the Seller Shares in connection with the Transaction. The Purchaser shall have completed (or taken all necessary and reasonable action to complete) its obligations under Article XII hereof and to maintain the NASDAQ listing of the CHST Stock.

     9.3. OPINIONS OF COUNSEL. The Purchaser shall have delivered to the Sellers opinions, dated the Closing Date and in form reasonably acceptable to the Sellers, from counsel for the Purchaser, as to the matters which have been agreed with counsel for the Sellers as of the date hereof.

     9.4. DELIVERY OF DOCUMENTS. The items required to be delivered by the Purchaser at Closing pursuant to Section 2.2 shall have been delivered to Sellers satisfaction.

     9.5. NO ADVERSE LITIGATION. Except as set forth in Schedule 4.4, there shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Seller Equity to the Purchaser, the issuance of the Seller Shares, or any other transaction contemplated hereby, or which might affect the right of the Sellers to own the Seller Shares, and which, in the reasonable judgment of the Sellers, makes it inadvisable to proceed with the transactions contemplated hereby.

                                    ARTICLE X
                        CERTAIN ACTIONS AFTER THE CLOSING

     10.1. EXECUTION OF FURTHER DOCUMENTS. From and after the Closing, upon the reasonable request of any party hereto, the Purchaser and/or the Sellers shall execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required or reasonably necessary to convey and transfer to and vest in the Purchaser and protect its right, title and interest in all of the Seller Equity, and as may be required or otherwise appropriate to carry out the transactions contemplated by this Agreement.

     10.2. EMPLOYMENT MATTERS. Except with respect to Coccoli and any other employee of any of the Companies who has entered into an employment agreement with the Purchaser prior to the Closing Date, the Purchaser shall have no obligation to cause the Companies to continue to employ any of the persons currently employed by the Companies or to continue, or institute any replacement or substitution for, any vacation, severance, incentive, bonus, profit sharing, pension or other employee benefit plan or program of the Companies.

10.3.     RESPONSIBILITY  FOR  TAXES.

10.3.1. Each of GladCo and HLG Acquisition are corporations taxable pursuant to Subchapter S of the Code, and as such their respective status as an "S Corporation" will terminate immediately on the Closing Date by virtue of the consummation of the Transactions. From and after the Closing Date, GladCo and HLG Acquisition will each be a corporation taxable pursuant to Subchapter C of the Code. Consequently, for the 2000 tax year, the Sellers, Purchaser, GladCo and HLG Acquisition will elect, pursuant to Section 1362(e)(3) of the Internal Revenue Code, to have items assigned to the short taxable year under normal tax accounting rules. The Sellers agree to consent to such election and to provide GladCo and HLG Acquisition with a statement of the Sellers' consent to such action in the form attached hereto as Exhibit 10.3.1. Purchaser agrees to cause GladCo and HLG Acquisition to comply with the provisions of this Agreement necessary to effect for the Sellers the tax treatment elected by the Sellers.

10.3.2. The Federal, state and local taxes attributable to the operations of the Companies and ownership of the Seller Equity: (i) on and prior to the Closing Date shall be the responsibility of Sellers; and (ii) after the Closing Date shall be the responsibility of Purchaser. Sellers shall prepare all short year federal, state, local and foreign tax returns for the Companies required by law for the period beginning with the first day of the Companies' fiscal years in which the Closing occurs and ending with the Closing Date (collectively, the "SHORT-YEAR RETURNS"). Sellers shall be entitled to receive or claim all refunds, credits, deductions and allowances shown on said returns and any such refunds received by the Companies (or any one of them) or Purchaser shall be held in trust for Sellers and shall be promptly remitted to Sellers. Upon Purchaser's request, the Sellers hereby agree to provide to the Purchaser, after filing of such Short-Year Returns, copies of all Short-Year Returns filed on behalf of the Companies.

                                   ARTICLE XI
                                 INDEMNIFICATION

     11.1. AGREEMENT TO INDEMNIFY. The parties hereto agree that they will indemnify and hold harmless the other parties hereto in respect of the aggregate of all Indemnifiable Damages (as herein defined) to the extent and as set forth below and subject to the limitations provided in this Article XI. As used herein, "INDEMNIFIABLE DAMAGES" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities, interest, penalties and damages (including related counsel and paralegal fees and expenses) incurred or suffered by an indemnified party hereunder. Any indemnity payable under this
Article XI shall be net of: (i) any insurance proceeds received by the indemnified party on account of the matter giving rise to the indemnity; and
(ii) any tax benefit enjoyed by the indemnified party to the extent such benefit is determinable using reasonable attribution methods.

     11.2. AGREEMENT BY SELLER TO INDEMNIFY. Each of the Sellers agrees that he shall indemnify and hold the Purchaser harmless with respect to any Indemnifiable Damages incurred by the Purchaser to the extent that such Indemnifiable Damages result from:

(a) any breach of a representation or warranty of such Seller in or pursuant to this Agreement, provided, however, that no such claim for indemnification as a result of matters specified in this clause (a) may be initiated by or on behalf of any party hereto after the date which is fifteen (15) months after the Closing Date; or

(b) result from any breach of the covenants or agreements of such Seller under this Agreement.

11.2.1. Each of the representations and warranties made by each Seller in this Agreement or pursuant hereto are made as of the Closing Date by such Seller individually and only to the best of his knowledge.

11.2.2. The obligations of the Sellers, individually or as a group, pursuant to this Section 11.2 shall be subject to the following limitations:

11.2.2.1. The Sellers shall not have any obligation to indemnify the Purchaser from and against any Indemnifiable Damages pursuant to this Section 11.2:

(i) until such time as the Purchaser has suffered Indemnifiable Damages by reason of all such claims in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000.00) (after which point the Sellers will be obligated only to indemnify the Purchaser from and against further such Indemnifiable Damages); or

(ii) which are incurred by Purchaser (or any of the Companies following Closing) as a consequence of any event or circumstance which arises (A) pursuant to or based upon the Schlotzsky's Franchise Agreement, or (B) due to the inability of the Sellers or the Companies (or any one of them) to obtain the Schlotzsky's Consent.

11.2.2.2. The Sellers' aggregate obligations under this Article XI shall be limited to an amount (the "SELLER INDEMNIFIABLE AMOUNT") not to exceed one hundred percent (100.0%) of:

(i)     the  Purchase  Price,  plus

(ii) any Adjustment Amount actually paid to the Sellers by the Purchaser, minus

(iii)     the  amount  of  all  Scheduled  Debt.

11.2.2.3. The Purchaser shall not be entitled to recover Indemnifiable Damages from any individual Seller with respect to any claim for indemnification hereunder in excess of the amount of Indemnifiable Damages arising from such claim multiplied by such Seller's Participating Percentage.

     11.3.     AGREEMENT  BY  THE  PURCHASER  TO  INDEMNIFY.

11.3.1 The Purchaser shall indemnify and hold harmless the Sellers in respect of all Indemnifiable Damages incurred or suffered by the Sellers to the extent that such Indemnifiable Damages result from:

(a) any breach of a representation or warranty of the Purchaser contained in this Agreement, provided, however, that no claim for indemnification based upon matters specified in this clause (a) may be initiated by any party hereto after this date which is fifteen (15) months after the Closing Date;

(b) any default in the performance of any of the covenants or agreements of Purchaser in this Agreement; or

(c) any claim made against any Seller from and after the Closing Date under any Seller Security Documents or other agreement of guaranty or surety with respect to any obligations of the Companies reasonably disclosed by the Sellers pursuant to their respective representations and warranties hereunder.

11.3.2 The Purchaser shall assume the defense of any claim or action initiated against any Seller based upon the Sellers' consummation of the Transaction without having first obtained Schlotzsky's written consent to the Transaction to the extent necessary or required under the Schlotzsky's Franchise Agreement (hereinafter, such claim action is referred to as a "SCHLOTZSKY'S TRANSFER CLAIM"). The Purchaser shall not have any obligation to indemnify Gill, Klett or the Trust for any cost or expense which such Seller may incur for their respective individual legal counsel in connection any Schlotzsky's Transfer Claim, except as expressly provided in this Section 11.3.2.

     11.4. NOTICE AND RESOLUTION OF CLAIM. An indemnified party hereunder shall promptly give written notice to the indemnifying party after obtaining knowledge of any claim against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth above specifying in reasonable detail the claim and the basis for indemnification. If such indemnity shall arise from the claim of a third party, the indemnified party shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim. If the indemnifying party assumes the defense of such claim or litigation, the obligations of the indemnifying party hereunder shall include taking all steps necessary in the defense or settlement of such claim or litigation (including the retention of legal counsel) and holding the indemnified party harmless from and against any and all Indemnifiable Damages caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. The indemnifying party shall not, in the defense of such claim or litigation, consent to entry of any judgment (except with the written consent of the indemnified party), or enter into any settlement (except with the written consent of the indemnified party), which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim or litigation.

     11.5. EXCLUSIVE REMEDIES. The Purchaser and the Sellers acknowledge and agree that following the closing, except as provided in Section 13.3 hereof (with respect to specific performance) or Section 12.7, the indemnification provisions of this Article XI shall be the sole and exclusive remedy of the Purchaser and the Sellers for any breach by the Sellers or the Purchaser of the representations and warranties in this Agreement and for any failure by the Sellers or the Purchaser to perform and comply with any covenants and agreements that, by their terms, were to have been performed or complied with by such party prior to the Closing. No breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto, after the consummation of the purchase and sale of the Seller Equity contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, no party hereto shall have any liability under any provision of this Agreement for, and in no event shall any amount specified in
Section  11.2.2.1  above  be  applied  to,  any  consequential  damages.

                                   ARTICLE XII
                             SECURITIES LAW MATTERS

The Purchaser and Sellers agree as follows with respect to the sale or other potential disposition of the Seller Shares by the Sellers after the Closing:

     12.1.     DISPOSITION  OF  SELLER  SHARES.

12.1.1. The Sellers represent and warrant that the Seller Shares are being acquired and will be acquired for their own accounts and will not be sold or otherwise disposed of except pursuant to: (i) an exemption or exclusion from the registration requirements under the Securities Act, which does not require the filing by the Purchaser with the United States Securities and Exchange Commission (the "COMMISSION") of any registration statement, offering circular or other document, in which case the Sellers shall first supply to the Purchaser an opinion of counsel (which opinion and counsel shall be satisfactory to the Purchaser) that such exemption or exclusion is available; or (ii) a registration statement filed by the Purchaser with the Commission under the Securities Act.

12.1.2. The Trust hereby agrees that the Trust will not execute any sale transaction on or through a Listing Exchange with respect to the Seller Shares then held by the Trust which would be for an amount of Seller Shares which, when taken together with all sales of Seller Shares by the Trust within the preceding thirty (30) calendar days, would be in excess of ten percent (10.0%) of the total number of shares of Seller Shares delivered to all Sellers pursuant to this Agreement as set forth on Schedule 2.2.2(e) hereto. In the event that the Trust should breach its agreement pursuant to this Section 12.1.2, the Purchaser's obligations under Section 1.2.4(i) and (iii) with respect to the Seller Shares then held by the Trust shall immediately terminate.

12.1.3. Coccoli hereby agrees that Coccoli will not execute any sale transaction on or through a Listing Exchange with respect to the Seller Shares then held by Coccoli which would be for an amount of Seller Shares which, when taken together with all sales of Seller Shares by Coccoli within the preceding thirty (30) calendar days, would be in excess of ten percent (10.0%) of the total number of shares of Seller Shares delivered to all Sellers pursuant to this Agreement as set forth on Schedule 2.2.2(e) hereto. In the event that Coccoli should breach his agreement pursuant to this Section 12.1.3, the Purchaser's obligations under Sections 1.2.4 (ii) and (iii) with respect to the Seller Shares then held by Coccoli shall immediately terminate.

     12.2. LEGEND. The certificates for the Seller Shares received shall bear the following legend:

"The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of by the holder without an effective registration statement being filed under and pursuant to said Act or an opinion of counsel in form and substance satisfactory to the issuer that an exemption from registration is available. Creative Host Services, Inc., may, unless a registration statement covering such shares is in effect, place stop transfer orders with its transfer agents with respect to such certificates."

     12.3. REGISTRATION RIGHTS FOR SELLER SHARES; FILING OF REGISTRATION STATEMENT. The Purchaser will utilize its reasonable best efforts to cause, within ninety (90) business days following the Closing Date, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Seller Shares for resale by a "Holder" thereof (the "PROPOSED REGISTRATION STATEMENT"). For the purposes of this Article XII, a person is deemed to be a "Holder" of Seller Shares whenever such person owns Seller Shares or has the right to acquire Seller Shares, whether or not such acquisition has actually been effected. The Purchaser will use its reasonable best efforts to have the Proposed Registration Statement become effective and cause the Seller Shares to be registered under the Securities Act, and registered, qualified or exempted under applicable state securities laws of the Commonwealth of Pennsylvania and the State of Ohio, as soon as is reasonably practicable. The Purchaser shall pay all expenses incurred in connection with the registration, qualification and/or exemption of the Seller Shares, including without limitation, any Commission and state securities law registration and filing fees, printing expenses, fees and disbursements of the Purchaser's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by the Purchaser in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Proposed Registration Statement or prospectuses contained therein. The Purchaser shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Seller Shares.

     12.4. AMENDMENTS AND SUPPLEMENTS. The Purchaser shall prepare and promptly file with the Commission and promptly notify the Sellers of the filing of such amendments or supplements to the Proposed Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Seller Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Purchaser shall also advise the Sellers, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Proposed Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     12.5. FURNISHING OF DOCUMENTS. The Purchaser shall furnish to the Sellers such reasonable number of copies of the Proposed Registration Statement, such prospectuses as are contained in the Proposed Registration Statement and such other documents as the Sellers may reasonably request in order to facilitate the offering of the Seller Shares.

     12.6. DURATION. Once the Proposed Registration Statement is declared effective by the Commission, the Purchaser shall use its reasonable best efforts to amend or supplement the Proposed Registration Statement or the prospectuses contained therein and to take such other action as is necessary to cause the Proposed Registration Statement to remain effective for a period of two years. Purchaser agrees that it shall use its reasonable best efforts to remain eligible to use Form S-3 under the Securities Act for a period of one year following the effective date of the Proposed Registration Statement.

     12.7.     INDEMNIFICATION.

12.7.1. The Purchaser will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Proposed Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Purchaser will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission of material fact which is made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation of the Proposed Registration Statement, any prospectus contained therein or any amendment or supplement thereto.

12.7.2. Promptly after receipt by an indemnified party pursuant to the provisions of this Section 12.7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of this Section, promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1. TRANSACTION EXPENSES. Each party shall bear its own expenses incurred in connection with the transactions contemplated hereby, except that the Companies shall bear the expenses of their counsel, Klett, Rooney, Lieber & Schorling, a Professional Corporation, incurred on behalf of the Companies in connection herewith. The Purchaser will indemnify and hold harmless the Sellers from the commission, fee or claim of any person or entity employed or retained or claiming to be employed or retained by the Purchaser to bring about, or to represent it in, the transactions contemplated hereby. Each Seller who retained or engaged a broker will indemnify and hold harmless the Purchaser and each other Seller from the commission, fee or claim of any person or entity employed or retained or claiming to be employed or retained by the Sellers to bring about, or to represent any of them in, the transactions contemplated hereby.

     13.2. AMENDMENT AND MODIFICATION. The parties hereto may amend, modify and supplement this Agreement only by written instrument executed by each of the parties hereto.

     13.3. SPECIFIC PERFORMANCE. The parties agree that irreparable damages would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, except to the extent that may be expressly provided otherwise herein.

     13.4.     TERMINATION.

13.4.1. Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:


(a) by the mutual written consent of all of the parties hereto at any time prior to the Closing Date;

(b) by the Purchaser at any time prior to the Closing Date if there shall be, except as set forth in Schedule 3.1.10, a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Seller Equity to the Purchaser or any other transaction contemplated hereby, or which might affect the right of the Purchaser to own, operate in their entirety or control the Seller Equity and the properties and assets of the Company and which, in the judgment of the Purchaser, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(c) by any party in the event of the material breach by any other party of any provision of this Agreement, which breach is not remedied by the breaching party within thirty (30) days after receipt of written notice thereof from the terminating party.

If this Agreement is terminated pursuant to clause (a) and (b) of this Section 13.4.1, no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to clause (c) of this Section 13.4.1 shall be without prejudice to any other rights or remedies of the respective parties.

13.4.2. The risk of any loss to the properties or assets of the Companies and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Sellers until the completion of the Closing. If any material part of said properties shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, the Sellers shall so notify the Purchaser and the Purchaser shall have the right and option:

(a)     to  terminate  this Agreement, without liability to any party hereto; or

(b) to proceed with the Closing hereunder, in which event such casualty shall not constitute a breach by the Sellers of any representation, warranty or covenant in this Agreement, and the Purchaser shall be entitled to receive and retain the insurance proceeds arising from such casualty.

13.4.3. This Agreement may be terminated by any party hereto upon written notice to all other parties hereto, without liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any party to this Agreement, if the Closing does not occur on or prior to October 31, 2000.

     13.5. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules, contains the entire agreement of the parties hereto with respect to the purchase of the Seller Equity and the other transactions contemplated hereby, and supersedes all prior understandings and agreements (oral or written) of the parties with respect to the subject matter hereof. The parties expressly represent and warrant that in entering into this Agreement they are not relying on any prior representations made by any other party concerning the terms, conditions or effects of this Agreement which terms, conditions or effects are not expressly set forth herein. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits.

     13.6 INTERPRETATION. When a reference is made in this Agreement (including the exhibits and schedules) to an article, section, paragraph, clause, schedule or exhibit, such reference shall be to an article, section, paragraph, clause, schedule or exhibit of this Agreement unless otherwise indicated. The headings contained herein and on the schedules and exhibits are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules and exhibits. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." For purposes of this Agreement, the terms "to the knowledge of the Sellers" or "to the best of the Sellers knowledge" or any statement of similar import shall mean, with respect to each Seller, the actual knowledge of an individual Seller without independent investigation or the requirement of such independent investigation by any of the Sellers. This Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise to the favor or prejudice of any party by virtue of authorship of any of the provisions of this Agreement. All capitalized terms used in any of the schedules or exhibits to this Agreement shall have the definition ascribed thereto under this Agreement, unless expressly defined otherwise in such schedule or exhibit. For convenience, a definitions table is attached hereto at Exhibit 13.6.

     13.7 EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     13.8 NOTICES. Any notice, consent, approval, request, acknowledgment, other communications or information to be given or made hereunder to any of the parties by any other party shall be in writing and (a) delivered personally, (b) sent by certified mail, postage prepaid, or (c) sent by facsimile as follows:

              IF TO THE SELLERS, ADDRESSED TO:    WITH COPIES TO:

                                                  F.X. Matt, Esq.
              Jay L. Panzarella, Esq.             Doepken Keevican & Weiss, PC
              Klett Rooney Lieber & Schorling     58th Floor, USX Tower
              40th Floor, One Oxford Centre       600 Grant Street
              Pittsburgh, PA  15219               Pittsburgh, PA  15219-2703
              Phone :  412-392-2000               Phone:
              Facsimile:  412-392-2128            Facsimile:

              IF TO THE SELLERS, ADDRESSED TO:    WITH COPIES TO:

                                                  James F. White, Jr., Esq.
                                                  Shumaker Loop & Kendrick, LLP
                                                  1000 Jackson Street
                                                  Toledo, OH  43624
                                                  Phone: (419) 241-9000
                                                  Facsimile:  (419)  241-6894
     ---------------------------

             IF TO THE PURCHASER, ADDRESSED TO:   WITH COPIES TO:

               Mr. Sayed Ali
               President and CEO                  Robert K. Peddycord, Esq.
               Creative Host Services, Inc.       Knight & Peddycord
               6335 Ferris Square                 7675 Dagget Street
               Suite G                            Suite 150
               San Diego, CA  92121               San Diego, CA 92111.
               Phone:                             Phone:
               Facsimile:                         Facsimile:

Any party may change the address to which notices hereunder are to be sent to him or it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, any notice delivered by registered or certified mail shall be deemed to have been given on the date it is received, and any notice sent by facsimile shall be deemed to have been given on the date it was sent (so long as the sender receives confirmation of transmission and a hard copy of such notice is sent by U.S. mail).

     13.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein. Any claim or action brought under or based upon this Agreement or in connection with the Transaction shall be brought in the state or federal courts situated in Allegheny County, Pennsylvania, and the parties hereto consent to such venue and waive any defenses or any such claim or action based upon inconvenience.

     13.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

     13.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior consent of the other parties hereto.

     13.12 BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the Sellers and the Purchaser and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other person or entity any legal or equitable rights hereunder.

                 _______________________________________________
                         SIGNATURES APPEAR ON NEXT PAGE.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.


WITNESS:                       LOUIS  COCCOLI,  JR.

/s/                            /s/

WITNESS:                       EDWIN  L.  KLETT

/s/                            /s/

WITNESS:                       HERBERT  H.  GILL

/s/                            /s/

WITNESS:                       VIRGIL  A.  GLADIEUX  MARITAL  TRUST

/s/                            /s/

ATTEST:                        CREATIVE  HOST  SERVICES,  INC.

/s/                            /s/
Tasneem  Vakharia,  Secretary  Sayed  Ali,  President